Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of SS&C Technologies Holdings, Inc. of our report dated April 1, 2008, except as to note 7 which is as of December 15, 2008, relating to the financial statements of Micro Design Services, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Demetrius & Company, L.L.C.
Wayne, New Jersey
December 28, 2009